EXHIBIT 32.2


           Certification Pursuant To 8 U.S.C. Section 1350, As Adopted
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


        In connection with the quarterly report of Motient Corporation, a Delaware corporation (the "Company"), on Form 10-Q for the period endingSeptember 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Myrna J. Newman, Controller and Chief Accounting Officer of the Company, certify, in my capacity as principal financial officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge and based on my review of the Report:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                         /s/ Myrna J. Newman
                                         ---------------------------------------
                                         Controller and Chief Accounting Officer
                                         (principal financial officer)

                                         June 7, 2004